Exhibit 99.1

Rowan Partners with Saudi Aramco to Create a New Offshore Drilling Company

HOUSTON, Nov. 21, 2016 /PRNewswire/ -- Rowan Companies plc ("Rowan") (NYSE: RDC) and the Saudi Arabian Oil Company ("Saudi Aramco") have signed, through their subsidiaries, an agreement to create a 50/50 joint venture to own, operate, and manage offshore drilling rigs in Saudi Arabia.

The new joint venture company will use Rowan's established business in Saudi Arabia as its base with a scope of operations covering Saudi Arabia's existing and future offshore oil and gas fields. The new company is anticipated to commence operations in the second quarter of 2017.

Tom Burke, President and Chief Executive Officer, stated, "Rowan has had a long and mutually beneficial relationship with Saudi Aramco and we welcome this opportunity to further strengthen our partnership and extend our commitment to the region. The new company will uniquely position Rowan to participate in the growing Saudi Arabian offshore drilling market, and provide Rowan with a compelling opportunity for a long-term partnership with the world's leading oil and gas company, and create a long-term, profitable growth platform with firm rig commitments."

At commencement of operations of the new company, Rowan will contribute three of its jack-up drilling rigs and Saudi Aramco will contribute two of its jack-up drilling rigs. Rowan will contribute an additional two jack-up rigs as they complete their current Saudi Aramco contracts in late 2018. The new company will also manage the operations of five Rowan jack-up rigs currently in Saudi Arabia, until their associated drilling contracts expire, which then may be released, leased by or contributed to the new company thereafter. Rowan and Saudi Aramco have committed the new company to purchase future newbuild rigs that will be constructed in Saudi Arabia.

Interested parties are invited to view additional materials on the Investor Relations page of Rowan's website at www.rowan.com.

Rowan is a global provider of contract drilling services with a fleet of 30 mobile offshore drilling units, comprised of 26 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East and Trinidad. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation, early termination or renegotiation by our customers of drilling contracts, risks associated with fixed cost drilling operations, cost overruns or delays in transportation of drilling units, cost overruns or delays in maintenance and repairs, cost overruns or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company's operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism, piracy and hostilities in our areas of operations that may result in loss or seizure of assets, impairments, the outcome of disputes, including tax disputes, and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

CONTACT: Chris Pitre, Vice President, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642, Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581